Exhibit 4.9
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.

AMENDMENT N°12
TO THE
A320 NEO PURCHASE AGREEMENT
BETWEEN
AIRBUS S.A.S.
as “Seller”
AND
AZUL FINANCE LLC
as “Buyer”

This amendment N°12 (hereinafter referred to as the “Amendment N°12”) is entered into on October 9, 2024, between:
1.    AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”); and
2.    AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.    The Buyer and the Seller entered into an A320 NEO Purchase Agreement dated October 24, 2014 (the “Purchase Agreement”) for the sale by the Seller and the purchase by the Buyer of thirty-five (35) NEO Aircraft comprising twenty five (25) A320 NEO Aircraft and ten (10) A321 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements and as amended and supplemented from time to time, the “Agreement”);
B.    The Buyer and the Seller entered into an amendment N°1 (the “Amendment N°1”) to the Agreement dated December 21, 2015, pursuant to which the Seller agreed to reschedule certain Predelivery Payments as set forth in such Amendment N°1.
C.    The Buyer and the Seller entered into amendment N°2 and amendment N°4 (respectively the “Amendment N°2” and the “Amendment N°4”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed to terminate the Agreement insofar as it relates to the Terminated Aircraft (as defined therein) in order to assist the Buyer in its financing of the Predelivery Payments relating to such Terminated Aircraft.
D.    The Buyer and the Seller entered into amendment N°3 and amendment N°5 (respectively the “Amendment N°3” and the “Amendment N°5”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed that the Buyer shall have the right to reinstate such Relevant Aircraft (as defined therein) into the Agreement in accordance with, and subject to the terms and conditions of, the Call Option Agreement (as such term is defined in Amendment N°2), the Amendment N°3 and the Amendment N°5.
E.    The Buyer and the Seller entered into amendment N°6 (the “Amendment N°6”) to the Agreement dated August 28, 2020 to amend certain terms of the Agreement relative to the Relevant Aircraft.
F.    The Buyer and the Seller entered into amendment N°7 (the “Amendment N°7”) to the Agreement dated April 30, 2021 to advance certain portions of the A330 FHS Goods & Services Credit Memorandum.

G.    The Buyer and the Seller entered into amendment N°8 (the “Amendment N°8”) to the Agreement dated October 28, 2021 to reschedule the delivery period of [***].
H.    The Buyer and the Seller entered into amendment N°9 (the “Amendment N°9”) to the Agreement dated July 21st 2022 covering (a) the conversion of [***] into [***] type aircraft, (b) the conversion of [***] into [***] type aircraft and (c) the purchase by the Buyer and the sale by the Seller of [***] A321-200NY aircraft.
I.    The Buyer and the Seller entered into an amendment N°10 (the “Amendment N°10”) to the Agreement dated June 20th 2023 to reschedule the delivery period of several Aircraft and cancel the call option in respect of [***] aircraft.
J.    The Buyer and the Seller entered into an amendment N°11 (the “Amendment N°11”) to the Agreement dated May 24th 2024 to reschedule the delivery period of Aircraft [***].
K.    The Buyer and the Seller now wish to enter into this Amendment N°12 in order to modify several terms and conditions of the Agreement.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

TABLE OF CONTENTS
2.    2024 RESCHEDULING    7
3.    AIRCRAFT DEFINITION    9
4.    DELIVERY SCHEDULE    10
5.    PRICING    12
6.    COMPLIANCE, SANCTIONS AND EXPORT CONTROL    14
7.    NOTICES    17
8.    MISCELLANEOUS PROVISIONS    18

1.DEFINITIONS
1.1Capitalised terms used herein (including the recitals) and not otherwise expressly defined in this Amendment N°12 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof’ and “hereunder” and words of similar import refer to this Amendment N°12.
1.2The provisions of clauses 0.2 and 0.3 of the Agreement shall be incorporated by reference to this Amendment N°12, as if the same were set out in full herein mutatis mutandis.
1.3The parties hereby agree to either insert in alphabetical order or amend and restate, as the case may be, the following definitions in Clause 0.1 of the Agreement:
“A320 NEO Standard Specification” means the A320-200N standard specification document Number [***] Issue [***], dated [***], a copy of which the Buyer acknowledges having received on or before the date of this Agreement.
“A321 NEO Standard Specification” means the A321-200NX standard specification document Number [***], Issue [***], dated [***], a copy of which the Buyer acknowledges having received on or before the date of this Agreement.
“A321XLR Standard Specification” means the A321-200NY standard specification document [***], Issue [***], [***], dated [***], a copy of which the Buyer acknowledges having received on or before the date of this Agreement.”
Backlog NEO Aircraft means individually or collectively Aircraft [***].
Backlog A320 NEO Aircraft means any Backlog NEO Aircraft of the A320-200N type.
Backlog A321 NEO Aircraft means any Backlog NEO Aircraft of the A321-200NX type.

2. 2024 RESCHEDULING
2.1The Parties hereby agree to modify the Schedule Delivery Period (the “Original Scheduled Delivery Period”, as set out below) of the NEO Aircraft listed below (individually and collectively the “2024 Rescheduled Aircraft”) from their respective original Scheduled Delivery Period (the “Original Scheduled Delivery Period”) to their respective revised Scheduled Delivery Period (the “Revised Scheduled Delivery Period”), as set out below (the “2024 Rescheduling”).

Rank N°	Original Scheduled Delivery Period	Revised Scheduled Delivery Period	Aircraft Type
[***]	[***]	[***]	[***]

2.2In respect of each 2024 Rescheduled Aircraft, the Predelivery Payment reference price and the Predelivery Payment schedule shall be adjusted pursuant to Clauses 5.3.1 and 5.3.2 of the Agreement respectively, to reflect the Revised Scheduled Delivery Period.
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2.3[***]
2.4Upon execution of this Amendment N°12, the Buyer shall promptly inform the Propulsion Systems Manufacturer and the BFE suppliers about the 2024 Rescheduling.
2.5In consideration of the Seller entering into this Agreement, including the 2024 Rescheduling, the Buyer hereby [***]. [***]
3.AIRCRAFT DEFINITION
3.1Appendix 3 to Exhibit A to the Agreement (SCN list applicable to the A321XLR Aircraft), as amended in Amendment No.9, shall be deleted in its entirety and replaced by the Appendix 3 to Exhibit A attached to this Amendment No.12.
3.2Clause 2.3 of the Agreement, as amended and restated by the Amendment No.9 to the Agreement, shall be deleted in its entirety and replaced by the following quoted text.
QUOTE
2.3 Propulsion Systems
Each Aircraft shall be equipped with [***] (the “Propulsion Systems”), manufactured by one of the following Propulsion System Manufacturers: CFM International, Inc (“CFM”) or International Aero Engines, LLC (“IAE LLC”).

	CFM	IAE LLC
A320 NEO Aircraft	[***]	[***]

A321 NEO Aircraft	[***]	[***]
A321XLR Aircraft	[***]	[***]

* AET means Airbus Equivalent Thrust
In respect of Backlog NEO Aircraft, the Buyer has selected [***].
For the sole purpose of Clause 5.3.1 of the Agreement, it shall be assumed that the Buyer has selected [***].
In respect of all A321XLR Aircraft, the Buyer shall provide written notice to the Seller of its choice of Propulsion Systems for such A321XLR Aircraft no later than [***] prior to [***]. If the Buyer fails to select and notify the Propulsion Systems applicable to the A321XLR Aircraft by such date, then the Seller shall [***].
The Buyer shall be responsible for entering into direct discussions with the Propulsion Systems Manufacturer with respect to support services and commercial terms relating to the Propulsion Systems.
UNQUOTE
4.DELIVERY SCHEDULE
4.1As a result of the 2024 Rescheduling, Clause 9.1.1 of the Agreement shall be deleted in its entirety and replaced with the following quoted provisions:
QUOTE
9.1.1    Subject to Clauses 2, 7, 8, 10 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery periods:

Rank N°	Scheduled Delivery Period	Aircraft Type	Aircraft Batch
[***]	[***]	[***]	[***]

The Seller shall notify, no later than [***], the scheduled delivery month of such Aircraft within the aforementioned scheduled delivery quarter. Each of such months shall be, with respect to the corresponding Aircraft, the “Scheduled Delivery Month”. Until such notification and unless expressly mentioned otherwise, and for the purposes of this Agreement, including specifically Clause 5 hereof, the second month of such scheduled delivery quarter shall be deemed to be the Scheduled Delivery Month of such Aircraft.
UNQUOTE

5.PRICING
5.1Airframe Base Price
Clause 3.1 of the Agreement, as amended by Amendment No.9, is hereby deleted in its entirety and replaced by the following quoted text:
QUOTE
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UNQUOTE
6.COMPLIANCE, SANCTIONS AND EXPORT CONTROL
For the purpose of this Clause 6, any reference to an “Affiliate” shall be deemed to include the directors, officers, agents, employees, representatives and subcontractors of such Affiliate.
6.1[***]
6.2[***]
6.3[***]
6.4Buyer’s Account for Payments by Buyer
The Buyer shall pay the Predelivery Payments, the Balance of the Final Price and any other amount owed by the Buyer to the Seller hereunder from the following Buyer’s account (the “Buyer’s Account”):

Beneficiary Name: AZUL FINANCE LLC Account identification: [***] with: [***] SWIFT: [***] IBAN: ABA: Full address of bank:

7.NOTICES
7.1The Parties agree to delete Clause 22.2 of the Agreement in its entirety and replace it by the following quoted text:
QUOTE
22.2 Notices
22.2.1 Any notice or request to be made under or in connection with this Agreement (a “Notice”) shall be in the English language, in writing and signed and shall be given:
a)    by personal delivery; or
b)    by way of an international express courier; or
c)    by email.
22.2.2 Any Notice given by a Party to the other Party shall only be effective:
(i)    if by personal delivery, when it has been delivered to the relevant address set out below;
(ii)    if by way of international express courier, at the time and on the date such Notice has been recorded by the international express courier company as having been delivered to the relevant address set out below; or
(iii)    if by e-mail, when receipt has been confirmed by the receiver party or by an email delivery receipt.
22.2.3 If any Notice is delivered in accordance with Clause 22.2.2 b) above:
•after 5:00 pm (local time) to the relevant address; or
•on a non-Business Day,
such Notice shall be deemed to become effective only on the following Business Day.
22.2.4 The address and email address of each Party for any Notice to be given under or in connection with this Agreement are:
•in the case of the Seller:
AIRBUS
2 Rond-Point Emile Dewoitine
31707 Blagnac
France
Email:    vp.contracts@airbus.com
Fax:    +33561931578
Attention:     E.V.P. Commercial Transactions
•in the case of the Buyer:
AZUL FINANCE LLC.
c/o AZUL LINHAS AEREAS BRASILEIRAS S.A.

Avenida Marcos Penteado de Ulhoa Rodrigues, 939
Castello Branco Office Park
9th Floor, Barueri
Sao Paulo 06460-040
Brazil
Attention:
Aircraft Programs Manager
aircraftprograms@voeazul.com.br
or such other address or such other person as the party receiving the notice or request may reasonably designate from time to time.
UNQUOTE
8.MISCELLANEOUS PROVISIONS
8.1Effect of the Amendment
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment N°12 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°12 provided that this Amendment N°12 does not modify the Agreement in respect of any “Aircraft” that are subject to a predelivery payment financing facility.
Both Parties agree that this Amendment N°12 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement and this Amendment N°12 have specific provisions that are inconsistent, the specific provisions contained in this Amendment N°12 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment N°12, this Amendment N°12 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
8.2Confidentiality
The provisions of clause 22.12 of the Agreement shall apply to this Amendment N°12 as if set out in full herein mutatis mutandis.
8.3Law and Jurisdiction
This Amendment N°12 shall be governed by and construed in accordance with the laws of England.
The provisions of Clause 22.4.2 of the Agreement (as amended by this Amendment N°12) shall apply to this Amendment N°12 as if set out in full herein mutatis mutandis.
8.4Contracts (Rights of Third Parties) Act 1999

The Parties do not intend that any term of this Amendment N°12 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°12.
8.5Severability
In the event that any provision of this Amendment N°12 should for any reason be held ineffective, the remainder of this Amendment N°12 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°12 prohibited or unenforceable in any respect.
8.6Counterparts
This Amendment N°12 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment N°12 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment N°12 or other document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment N°12 or such document. The Parties hereto acknowledge and agree that this Amendment N°12 may be executed electronically by all Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
8.7Assignment
Notwithstanding any other provision of this Amendment N°12, this Amendment N°12 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
8.8Clauses 22.2 (Notices) and 22.3 (Waiver) of the Agreement shall be incorporated by reference into this Amendment N°12 as if the same were set out in full herein mutatis mutandis.

IN WITNESS WHEREOF this Amendment No.12 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC /s/ John Peter Rodgerson Name: John Peter Rodgerson Title:	Agreed and accepted For and on behalf of AIRBUS S.A.S. /s/ Paul Meijers Name: Paul Meijers Title: EVP, Commercial Transactions

In the presence of the following two (2) witnesses:

Witness: /s/ Raphael Linares Name: Raphael Linares ID: [***]	Witness: /s/ Andre Prebianchi Name: Andre Prebianchi ID: [***]
AZUL LINHAS AEREAS BRASILEIRAS S.A. (“Azul Linhas”) hereby consents to the amendments to the Agreement contained herein and acknowledges that the Guarantee and Indemnity dated 24 October 2014 (as amended and supplemented from time to time) (the “Guarantee and Indemnity”) from Azul Linhas in favour of the Seller remains in full force and effect notwithstanding such amendments and that the terms and conditions of the Guarantee and Indemnity shall be deemed to apply in respect of this Amendment No.14.
For and on behalf of
AZUL LINHAS AEREAS BRASILEIRAS S.A.

/s/ Abhi Manoj Shah
Name: Abhi Manoj Shah
Title:

EXHIBIT A TO THE AGREEMENT
EXHIBIT A
SPECIFICATION

The Standard Specifications are contained in a separate folder.

Appendix 1 to Exhibit A:    List of baseline SCNs for A320 NEO Aircraft
Appendix 2 to Exhibit A:    List of baseline SCNs for A321 NEO Aircraft
Appendix 3 to Exhibit A:    List of baseline SCNs for A321XLR Aircraft

EXHIBIT A TO THE AGREEMENT

APPENDIX 1
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EXHIBIT A TO THE AGREEMENT

APPENDIX 2
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EXHIBIT A TO THE AGREEMENT

APPENDIX 3
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